UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

Bio-En Holdings Corp.

 (Exact name of registrant as specified in its charter)

Delaware	333-186629	990369776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

56 Main Street

Monsey, New York 10952

(Address of principal executive offices)(Zip Code)

(845) 364-7151

Registrant's telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Sale Agreement

On January 8, 2018, Bio-En Holdings Corp. (the “Company”) and Baruch Adika and Shlomi Shany (the “Purchasers”) entered into a Stock Sale Agreement (the “Stock Agreement”), whereby the Purchasers will purchase 40,000,000 shares of Company common stock, par value $0.0001 per share (the “Shares”), the Shares representing approximately 55% of the issued and outstanding shares of the Company, for an aggregate purchase price of $210,000 (the “Purchase Price”).

The foregoing description of the terms of the Stock Agreement is qualified in its entirety by reference to the provisions of the Stock Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Stock Sale Agreement, dated January 8, 2018 by and among the Company and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated January 9, 2018	Bio-En Holdings Corp.

	By:	/s/ Serena B. Potash
Serena B. Potash
President
(Principal Executive Officer)